Harvest Oil & Gas Announces Third Quarter 2019 Results

HOUSTON, November 14, 2019 (Globe Newswire) -- Harvest Oil & Gas Corp. (OTCQX: HRST) (“Harvest” or the “Company”) today announced results for the third quarter of 2019 and the filing of its Form 10-Q with the Securities and Exchange Commission (“SEC”) on November 14, 2019.

Key Highlights

•	Paid a one-time $7.00 cash dividend per share on October 28, 2019 to shareholders of record as of October 18, 2019
•	Entered into a new $10 million revolving credit facility with Regions Bank
•	Average daily production was 98.1 MMcfe for the third quarter of 2019
•

Completed previously  announced sale of certain oil and gas interests in the Barnett Shale for $62.4 million, net of preliminary purchase price adjustments, and anticipate a subsequent closing for an additional $6.4 million, subject to purchase price adjustments, in the fourth quarter of 2019

•	Completed previously announced sale of certain oil and gas properties in the Mid-Continent area for $5.3 million, net of preliminary purchase price adjustments
•	In conjunction with the Barnett Shale and Mid-Continent area divestitures, unwound certain commodity derivative contracts for cash settlements received of $7.9 million
•

In October 2019, signed a definitive agreement to sell its Permian Basin oil and gas interests for $3.0 million, subject to purchase price adjustments, which is expected to close at the end of the fourth quarter of 2019

Third Quarter 2019 Financial Results

	Third Quarter	Second Quarter
$ in millions unless noted otherwise	2019	2019
Average daily production (MMcfe/d)	98.1	112.3
Total revenues	$23.2	$30.6
Total assets	289.9	317.9
Net loss	(19.5)	(60.9)
Adjusted EBITDAX (a non-GAAP financial measure) (1)	9.7	6.9
Total debt	-	-
Net cash provided by operating activities	14.9	9.7
Additions to oil and natural gas properties (2)	0.3	1.4

(1)	Adjusted EBITDAX is a Non-GAAP financial measure and is described in the attached table under “Non-GAAP Measures”
(2)	Represents cash payments during the period

For the third quarter of 2019, Harvest reported a net loss of $19.5 million, or $(1.93) per basic and diluted weighted average share outstanding compared to a net loss of $60.9 million, or $(6.05) per basic and diluted weighted average share outstanding, for the second quarter of 2019.  For the third quarter of 2018, a net loss of $9.8 million or $(0.97) per basic and diluted weighted average share outstanding was reported.  Included in the 2019 third quarter net loss were the following items:

•

$16.3 million of impairment of oil and natural gas properties primarily related to the write down of properties located in the Permian Basin and Mid-Continent area to their fair value, properties located in the Barnett Shale, Mid-Continent area, and San Juan Basin which were sold as of September 30, 2019 and the Monroe Field which was held for sale as of September 30, 2019,

•	$8.2 million of non-cash losses on commodity derivatives,
•	$1.4 million of stock-based compensation costs contained in general and administrative expenses,
•	$0.8 million of divestiture and transaction related expense contained in general and administrative expenses, and
•	$0.7 million related to additional severance tax assessments for properties sold in the San Juan Basin contained in general and administrative expenses.

Production for the third quarter of 2019 was 6.3 Bcf of natural gas, 145 MBbls of oil and 316 MBbls of natural gas liquids (NGLs), or 98.1 million cubic feet equivalent per day (MMcfe/d). This represents a 13 percent decrease from the second quarter of 2019 production of 112.3 MMcfe/d and a 44 percent decrease from the third quarter of 2018 production of 175.5 MMcfe/d.  The decrease in production from the second quarter of 2019 was primarily due to the divestiture of oil and gas properties in the Barnett Shale and Mid-Continent area that closed in  September 2019. The decrease in production from the third quarter of 2018 was primarily due to the divestiture of the Central Texas and Karnes County, Texas properties that closed in August 2018, the Central Texas area divestiture that closed in December 2018, the Mid-Continent area divestitures that closed in December 2018, January 2019,  April 2019 and September 2019,  the San Juan Basin divestiture that closed in April 2019,  and the Barnett Shale divestiture that closed in September 2019.

Adjusted EBITDAX for the third quarter of 2019 was $9.7 million, a 42 percent increase over the  second quarter of 2019 and a 66 percent decrease from the third quarter of 2018. The increase in Adjusted EBITDAX over the second quarter of 2019 was primarily due an increase in cash settlements received on commodity derivative contracts and on the termination of commodity derivative contracts in conjunction with the Barnett Shale and Mid-Continent area divestitures, partially offset by the Barnett Shale and Mid-Continent divestitures that closed in September 2019, a decrease in realized natural gas, natural gas liquids and crude oil prices, a decrease in other income, and an increase in general and administrative expenses. The decrease in Adjusted EBITDAX from the third quarter of 2018 was primarily due to the divestitures that closed in 2018, January 2019, April 2019 and September 2019,  and a decrease in realized natural gas, natural gas liquids and crude oil prices, partially offset by cash settlements received on derivative contracts,  and an increase in other income.  Adjusted EBITDAX is a Non-GAAP financial measures and is described in the attached table under “Non-GAAP Measures.”

Quarterly Report on Form 10-Q

Harvest’s financial statements and related footnotes are available in its Quarterly Report on Form 10-Q, which was filed on November 14, 2019, and is available through the Investor Relations/SEC Filings section of the Harvest website at http://www.hvstog.com.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Barnett Shale, the Appalachian Basin (which includes the Utica Shale), Michigan, the Mid-Continent areas in Oklahoma, Texas, and Louisiana, and the Permian Basin. More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018 and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. These risks include, but are not limited to, risks relating to pending asset sales, including risks relating to the consummation of such sales in accordance with their terms or at all, our inability to control our contract operator, EnerVest Operating, L.L.C., outside of the parameters of the Services Agreement, our ability to obtain needed capital or financing on satisfactory terms, fluctuations in prices of oil, natural gas and natural gas liquids and the length of time commodity prices remain depressed, our ability to maintain production levels through development drilling, risks associated with drilling and operating wells, the availability of drilling and production equipment, changes in applicable laws and regulations that adversely affect our operations and general economic conditions. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although the Company believes that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended
	September 30,
	2019	2018
Production data:
Oil (MBbls)	145	341
Natural gas liquids (MBbls)	316	611
Natural gas (MMcf)	6,259	10,437
Net production (MMcfe)	9,025	16,147
Average sales price per unit: (1)
Oil (Bbl)	54.02	68.20
Natural gas liquids (Bbl)	10.46	30.55
Natural gas (Mcf)	1.87	2.54
Mcfe	2.53	4.24
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	2.17	1.75
Production taxes	0.18	0.18
Total	2.35	1.93
Depreciation, depletion and amortization	0.15	0.49
General and administrative expenses	0.86	0.48

(1)	Prior to realized $14.0 million of net gains and $1.8 million of net losses on settlements of commodity derivatives for the three months ended September 30, 2019 and 2018, respectively.

	Successor		Predecessor
				Combined
	Nine Months	Four Months	Five Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept 30, 2019	Sept 30, 2018	May 31, 2018	Sept 30, 2018
Production data:
Oil (MBbls)	470	449	662	1,111
Natural gas liquids (MBbls)	1,169	826	1,040	1,866
Natural gas (MMcf)	21,765	14,049	16,982	31,031
Net production (MMcfe)	31,596	21,695	27,193	48,888
Average sales price per unit: (1)
Oil (Bbl)	$53.98	67.80	$64.14	$65.62
Natural gas liquids (Bbl)	16.14	29.51	25.86	27.48
Natural gas (Mcf)	2.39	2.50	2.41	2.45
Mcfe	3.05	4.15	4.06	4.10
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$2.04	1.74	$1.67	$1.70
Production taxes	0.17	0.18	0.20	0.19
Total	2.21	1.92	1.87	1.89
Depreciation, depletion and amortization	0.34	0.49	1.70	1.16
General and administrative expenses	0.66	0.45	0.58	0.52

(1)	Prior to realized $17.5 million of net gains and $0.2 million of net losses on settlements of commodity derivatives for the nine months ended September 30, 2019 and 2018, respectively.

Unaudited Condensed Consolidated Balance Sheets

($ in thousands, except number of shares)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$98,348	$6,313
Equity securities	—	47,082
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	21,538	40,176
Other	481	4,496
Derivative asset	8,745	15,452
Other current assets	406	2,314
Total current assets	129,518	115,833

Oil and natural gas properties, net of accumulated depreciation, depletion
and amortization; September 30, 2019, $19,362; December 31, 2018, $12,950	142,471	405,688
Assets held for sale	9,284	—
Long-term derivative asset	1,933	8,499
Other assets	6,679	4,474
Total assets	$289,885	$534,494

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$24,143	$26,146
Derivative liability	—	1,165
Other current liabilities	684	—
Total current liabilities	24,827	27,311

Asset retirement obligations	101,374	117,529
Long–term debt, net	—	115,000
Liabilities held for sale	2,759	—
Other long–term liabilities	1,638	1,036

Commitments and contingencies

Mezzanine equity	135	79

Stockholders' equity:
Common stock - $0.01 par value; 65,000,000 shares authorized;
10,213,888 shares issued and 10,179,379 shares outstanding as of
September 30, 2019; 10,054,816 shares issued and 10,042,468 shares
outstanding as of December 31, 2018	102	100
Additional paid-in capital	251,834	249,717
Treasury stock at cost - 34,509 shares at September 30, 2019; 12,348
shares at December 31, 2018	(542)	(247)
Retained earnings (accumulated deficit)	(92,242)	23,969
Total stockholders' equity	159,152	273,539
Total liabilities and equity	$289,885	$534,494

Unaudited Condensed Consolidated Statements of Operations

($ in thousands, except per share/unit data)

	Three Months Ended
	September 30,
	2019	2018
Revenues:
Oil, natural gas and natural gas liquids revenues	$22,870	$68,407
Transportation and marketing–related revenues	379	559
Total revenues	23,249	68,966

Operating costs and expenses:
Lease operating expenses	19,614	28,281
Cost of purchased natural gas	255	393
Dry hole and exploration costs	36	21
Production taxes	1,634	2,973
Accretion expense on obligations	1,995	2,345
Depreciation, depletion and amortization	1,367	7,860
General and administrative expenses	7,771	7,673
Impairment of oil and natural gas properties	16,325	2,565
Gain on sales of oil and natural gas properties	(661)	(28)
Total operating costs and expenses	48,336	52,083

Operating income (loss)	(25,087)	16,883

Other income (expense), net:
Gain (loss) on derivatives, net	5,718	(26,423)
Interest expense	(501)	(3,967)
Gain on equity securities	—	4,830
Other income (expense), net	341	(111)
Total other income (expense), net	5,558	(25,671)

Reorganization items, net	—	(972)

Loss before income taxes	(19,529)	(9,760)

Income tax benefit	—	—

Net loss	$(19,529)	$(9,760)

Basic and diluted earnings per share:
Net loss	$(1.93)	$(0.97)

Weighted average common shares outstanding:
Basic and Diluted	10,131	10,028

	Successor		Predecessor
				Combined
	Nine Months	Four Months	Five Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept 30, 2019	Sept 30, 2018	May 31, 2018	Sept 30, 2018
Revenues:
Oil, natural gas and natural gas liquids revenues	$96,285	$89,942	$110,307	$200,249
Transportation and marketing–related revenues	1,397	744	724	1,468
Total revenues	97,682	90,686	111,031	201,717

Operating costs and expenses:
Lease operating expenses	64,568	37,656	45,372	83,028
Cost of purchased natural gas	969	522	557	1,079
Dry hole and exploration costs	75	64	122	186
Production taxes	5,277	3,943	5,343	9,286
Accretion expense on obligations	6,373	3,134	3,176	6,310
Depreciation, depletion and amortization	10,712	10,590	46,196	56,786
General and administrative expenses	20,794	9,702	15,648	25,350
Restructuring costs	—	—	5,211	5,211
Impairment of oil and natural gas properties	115,604	2,565	3	2,568
(Gain) loss on sales of oil and natural gas properties	(679)	(47)	5	(42)
Total operating costs and expenses	223,693	68,129	121,633	189,762

Operating income (loss)	(126,011)	22,557	(10,602)	11,955

Other income (expense), net:
Gain (loss) on derivatives, net	5,374	(30,655)	444	(30,211)
Interest expense	(3,335)	(5,166)	(13,652)	(18,818)
Gain on equity securities	4,593	4,830	—	4,830
Other income (expense), net	3,168	(84)	776	692
Total other income (expense), net	9,800	(31,075)	(12,432)	(43,507)

Reorganization items, net	—	(1,780)	(587,325)	(589,105)

Loss before income taxes	(116,211)	(10,298)	(610,359)	(620,657)

Income tax expense	—	—	(166)	(166)

Net loss	$(116,211)	$(10,298)	$(610,525)	$(620,823)

Basic and diluted earnings per share / unit:
Net loss	$(11.53)	$(1.03)	$(12.12)

Weighted average common shares / units outstanding:
Basic and Diluted	10,080	10,021	49,369

Unaudited Condensed Consolidated Statements of Cash Flows

($ in thousands)

	Successor		Predecessor
	Nine Months	Four Months	Five Months
	Ended	Ended	Ended
	Sept 30, 2019	Sept 30, 2018	May 31, 2018
Cash flows from operating activities:
Net loss	$(116,211)	$(10,298)	$(610,525)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion expense on obligations	6,373	3,134	3,176
Depreciation, depletion and amortization	10,712	10,590	46,196
Equity–based compensation cost	2,184	1,144	3,784
Impairment of oil and natural gas properties	115,604	2,565	3
(Gain) loss on sales of oil and natural gas properties	(679)	(47)	5
Gain on equity securities	(4,593)	(4,830)	—
(Gain) loss on derivatives, net	(5,374)	30,655	(444)
Cash settlements of derivative contracts (1)	17,483	(1,847)	3,099
Reorganization items, net	—	—	573,304
Other	1,571	780	248
Changes in operating assets and liabilities:
Accounts receivable	21,637	(2,014)	(3,518)
Other current assets	1,909	314	1,853
Accounts payable and accrued liabilities	(4,061)	(4,183)	4,405
Other, net	(2,531)	(38)	69
Net cash flows provided by operating activities	44,024	25,925	21,655

Cash flows from investing activities:
Additions to oil and natural gas properties	(2,096)	(22,307)	(29,727)
Reimbursements related to oil and natural gas properties	2,124	1,091	652
Proceeds from sale of oil and natural gas properties	111,575	136,483	3
Proceeds from sale of equity securities	51,675	—	—
Other	38	16	26
Net cash flows provided by (used in) investing activities	163,316	115,283	(29,046)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(115,000)	(164,000)	—
Long–term debt borrowings	—	—	34,000
Loan costs incurred	—	—	(2,813)
Purchase of treasury stock	(295)	(247)	—
Contributions from general partner	—	—	40
Other	(10)	—	—
Net cash flows provided by (used in) financing activities	(115,305)	(164,247)	31,227

Increase (decrease) in cash, cash equivalents and restricted cash	92,035	(23,039)	23,836
Cash, cash equivalents and restricted cash – beginning of period	6,313	28,732	4,896
Cash, cash equivalents and restricted cash – end of period	$98,348	$5,693	$28,732

(1)

In the nine months ended September 30, 2019, $9.5 million of the $17.5 million of net gains on commodity derivatives was due to settlements received on the termination of commodity derivative contracts in conjunction with closed divestitures.

Non-GAAP Measures

The Company defines Adjusted EBITDAX as net loss plus income taxes; interest expense, net; depreciation, depletion and amortization; accretion expense on obligations; (gain) loss on derivatives, net; cash settlements of commodity derivative contracts; non-cash equity-based compensation; impairment of oil and natural gas properties; non-cash oil inventory adjustment; dry hole and exploration costs; gain on sales of oil and natural gas properties; reorganization items, net;  and gain on equity securities.

Adjusted EBITDAX is used by the Company’s management to provide additional information and statistics relative to the performance of the business, including (prior to the creation of any reserves) the cash return on investment.  The Company believes this financial measure may indicate to investors whether or not it is generating cash flow at a level that can support or sustain quarterly interest expense and capital expenditures. Adjusted EBITDAX should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX excludes some, but not all, items that affect net income and operating income and this measure may vary among companies. Therefore, Harvest’s Adjusted EBITDAX may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Loss to Adjusted EBITDAX

($ in thousands)

	Successor
					Combined
	Three Months Ended			Nine Months	Nine Months
				Ended	Ended
	Sept 30,	Sept 30,	Jun 30,	Sept 30,	Sept 30,
	2019	2018	2019	2019	2018
Net loss	$(19,529)	$(9,760)	$(60,907)	$(116,211)	$(620,823)

Add:
Income taxes	—	—	(285)	—	166
Interest expense, net	501	4,030	1,315	3,335	18,880
Depreciation, depletion and amortization	1,367	7,860	4,373	10,712	56,786
Accretion expense on obligations	1,995	2,345	2,168	6,373	6,310
(Gain) loss on derivatives, net	(5,718)	26,423	(16,430)	(5,374)	30,211
Cash settlements of commodity derivative contracts	13,959	(1,847)	2,807	17,483	(288)
Non-cash equity-based compensation	1,421	1,144	664	2,184	4,928
Impairment of oil and natural gas properties	16,325	2,565	73,151	115,604	2,568
Non-cash oil inventory adjustment	—	24	—	—	(180)
Dry hole and exploration costs	36	21	—	75	186
Gain on sales of oil and natural gas properties	(661)	(28)	(5)	(679)	(42)
Reorganization items, net (1)	—	972	—	—	589,105
Gain on equity securities	—	(4,830)	—	(4,593)	(4,830)
Adjusted EBITDAX	$9,696	$28,919	$6,851	$28,909	$82,977

(1)

Represent costs, gains and losses directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also includes adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

Total Current Derivative Position

In September 2019, in conjunction with the closings of the sales of oil and natural gas properties in the Barnett Shale and the Mid-Continent area, the Company unwound certain of its derivatives, which resulted in the receipt of a cash settlement of $7.9 million. The natural gas derivatives unwound included 2,990,000 MMBtus and 10,980,000 MMBtus for the periods of October through December 2019 and January through December 2020, respectively. The crude oil derivatives unwound included 85,400 Bbls and 228,750 Bbls for the periods of September through December 2019 and January through December 2020, respectively. The natural gas liquids derivatives unwound included 283,040 Bbls and 656,970 Bbls for the periods of September through December 2019 and January through December 2020, respectively.

In November 2019, the Company terminated 124,000 MMBtus of natural gas swaps for the month of December 2019 at a weighted average fixed price of $2.78 per MMBtu and 1,464,000 MMBtus of natural gas swaps for the period of January 2020 to December 2020 at a weighted average fixed price of $2.64 per MMBtu. These terminations resulted in a net cash settlement received of $150,000.

Period	Index	Swap Volume	Swap Price
Natural Gas (MMBtus):
Oct - Dec 2019	NYMEX	3,326,000	$2.78
Jan - Dec 2020	NYMEX	11,346,000	2.68

Crude (Bbls):
Oct - Dec 2019	WTI	121,900	$63.53
Jan - Dec 2020	WTI	439,200	60.50

Ethane (Bbls):
Oct - Dec 2019	Mt Belvieu	14,720	$11.60
Jan - Dec 2020	Mt Belvieu	54,900	11.91

Propane (Bbls):
Oct - Dec 2019	Mt Belvieu	15,640	$32.76
Jan - Dec 2020	Mt Belvieu	56,730	29.23

Harvest Oil & Gas Corp., Houston, TX

Ryan Stash

713-651-1144

hvstog.com